EXHIBIT 10.1

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                               MOTHERS WORK, INC.
                               CAVE SPRINGS, INC.

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                           LOAN AND SECURITY AGREEMENT

                              Dated: April 24, 1998


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                            FLEET CAPITAL CORPORATION
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                                TABLE OF CONTENTS

                                                                            Page

 SECTION 1.       CREDIT FACILITY..............................................1
         1.1      Revolving Credit Loans.......................................1
         1.2      Letter of Credit; LC Guaranties..............................1
         1.3      Special Purpose Credit.......................................2
         1.4      Use of Proceeds..............................................2

 SECTION 2.       INTEREST, FEES AND CHARGES...................................3
         2.1      Interest.....................................................3
         2.2      Computation of Interest and Fees.............................5
         2.3      Commitment Fee...............................................6
         2.4      Collateral Management Fee....................................6
         2.5      Audit and Appraisal Fees.....................................6
         2.6      Reimbursement of Expenses....................................6
         2.7      Bank Charges.................................................7
         2.8      Indemnity re: LIBOR..........................................7
         2.9      Letter of Credit and LC Guaranty Fees........................8

 SECTION 3.       LOAN ADMINISTRATION..........................................8
         3.1      Manner of Borrowing Revolving Credit Loans...................8
         3.2      Payments....................................................10
         3.3      Mandatory and Permissive Prepayments........................10
         3.4      Application of Payments and Collections.....................11
         3.5      All Loans to Constitute One Obligation......................12
         3.6      Loan Account................................................12
         3.7      Statements of Account.......................................12
         3.8      Joint and Several Liability.................................12

 SECTION 4.       TERM AND TERMINATION........................................13
         4.1      Term of Agreement...........................................13
         4.2      Termination.................................................13

 SECTION 5.       SECURITY INTERESTS..........................................14
         5.1      Security Interest in Collateral.............................14
         5.2      Lien Perfection; Further Assurances.........................15
         5.3      Lien on Realty..............................................16

 SECTION 6.       COLLATERAL ADMINISTRATION...................................16
         6.1      General.....................................................16
         6.2      Administration of Accounts..................................17
         6.3      Administration of Inventory.................................19
         6.4      Administration of Equipment.................................20
         6.5      Payment of Charges..........................................20

 SECTION 7.       REPRESENTATIONS AND WARRANTIES..............................20
         7.1      General Representations and Warranties......................20

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         7.2      Continuous Nature of Representations and Warranties.........26
         7.3      Survival of Representations and Warranties..................27

 SECTION 8.       COVENANTS AND CONTINUING AGREEMENTS.........................27
         8.1      Affirmative Covenants.......................................27
         8.2      Negative Covenants..........................................29
         8.3      Specific Financial Covenants................................32

 SECTION 9.       CONDITIONS PRECEDENT........................................33
         9.1      Documentation...............................................33
         9.2      No Default..................................................34
         9.3      Other Loan Documents........................................34
         9.4      Availability................................................34
         9.5      No Litigation...............................................35

 SECTION 10.      EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT...........35
         10.1     Events of Default...........................................35
         10.2     Acceleration of the Obligations.............................37
         10.3     Other Remedies..............................................38
         10.4     Remedies Cumulative; No Waiver..............................39

 SECTION 11.      MISCELLANEOUS..........................................     40
         11.1     Power of Attorney...........................................40
         11.2     Indemnity...................................................41
         11.3     Modification of Agreement; Sale of Interest.................41
         11.4     Severability................................................42
         11.5     Successors and Assigns......................................42
         11.6     Cumulative Effect; Conflict of Terms........................42
         11.7     Execution in Counterparts...................................42
         11.8     Notice......................................................42
         11.9     Lender's Consent............................................43
         11.10    Credit Inquiries............................................43
         11.11    Time of Essence.............................................43
         11.12    Entire Agreement............................................43
         11.13    Interpretation..............................................44
         11.14    GOVERNING LAW; CONSENT TO FORUM.............................44
         11.15    WAIVERS BY BORROWER.........................................45

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                           LOAN AND SECURITY AGREEMENT


         THIS LOAN AND SECURITY AGREEMENT is made this ____ day of April, 1998, by and between FLEET CAPITAL CORPORATION ("Lender"), a Rhode Island corporation with an office at 200 Glastonbury Boulevard, Glastonbury, CT 06033 and MOTHERS WORK, INC., a Delaware corporation ("Parent") and CAVE SPRINGS, INC., a Delaware corporation ("Cave Springs") (collectively, "Borrowers" and singly each is a "Borrower"), each with its chief executive office at 456 North Fifth Street, Philadelphia, PA 19123.

         Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP, consistently applied.


SECTION 1. CREDIT FACILITY

         Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lender agrees to make a Total Credit Facility of up to $48,000,000.00 available upon Borrowers' request therefor, as follows:

         1.1 Revolving Credit Loans. Lender agrees, for so long as no Default or Event of Default exists, to make Revolving Credit Loans to Borrowers from time to time, as requested by Borrowers in the manner set forth in subsection 3.1.1 hereof, up to a maximum principal amount at any time outstanding equal to the Borrowing Base at such time, which shall be repayable in accordance with the terms of the Revolving Credit Note. If the unpaid balance of the Revolving Credit Loans should exceed the Borrowing Base or any other limitation set forth in this Agreement, such Revolving Credit Loans shall nevertheless constitute Obligations that are due and payable on demand, secured by the Collateral and entitled to all benefits thereof. Lender has the right to establish reserves, in such amounts and with respect to such matters, as Lender deems necessary or appropriate in its reasonable discretion.

         1.2 Letter of Credit; LC Guaranties. Lender agrees, for so long as no Default or Event of Default exists and if requested by Borrowers, to (i) issue its, or cause to be issued by its Affiliate, Letters of Credit for the account of any Borrower or (ii) execute LC Guaranties by which Lender or its Affiliate shall guaranty the payment or performance by any Borrower of such Borrower's reimbursement obligations with respect to Letters of Credit and letters of credit issued for such Borrower's account by


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other Persons in support of Borrower's obligations (other than obligations for the repayment of Money Borrowed), provided that the LC Amount at any time shall not exceed the LC Cap. No stand-by Letter of Credit or LC Guaranty (other than the Special Purpose Credit) may have an expiration date that is more than 365 days after the date of issuance. No merchandise Letter of Credit or LC Guaranty may have an expiration that is more than 90 days after the date of issuance. In addition, no Letter of Credit or LC Guaranty may have an expiration date that is after the Maturity Date. Any amounts paid by Lender under any LC Guaranty or in connection with any Letter of Credit shall be immediately reimbursed by Borrowers to Lender and any amounts not so immediately reimbursed shall be treated as Revolving Credit Loans, shall be secured by all of the Collateral and shall bear interest and be payable at the same rate and in the same manner as Revolving Credit Loans.

         1.3 Special Purpose Credit. Lender agrees to issue its, or cause to be issued by its Affiliate, a stand-by letter of credit for the account of Parent and in favor of either (i) CoreStates Bank, N.A. to support its letter of credit ("CoreStates Letter of Credit") issued for the account of Parent and in favor of Chase Manhattan Bank, as trustee for the IRB in the face amount of $3,919,684.93 ("Back to Back Credit") or (ii) Chase Manhattan Bank in substitution of such CoreStates Letter of Credit ("Replacement Letter of Credit"). The Back to Back Credit shall have an expiration date of July 31, 1998 and no automatic renewal provision. The Replacement Letter of Credit shall have an initial expiration date which shall be 20 days before the expiration of the Original Term and, provided that this Agreement has not been terminated pursuant to Section 4.2 hereof, the Replacement Letter of Credit will automatically renew for an additional one year term commencing on the first expiration date, and for additional one year terms on each expiration date thereafter, unless Lender shall have provided notice to the beneficiary and Borrowers that the Replacement Letter of Credit shall not be renewed, which notice shall be given at least 60 days prior to the then current expiration date of the Replacement Letter of Credit. If such notice is not given, the Replacement Letter of Credit will automatically renew for additional one year terms until July 31, 2020, when the Replacement Letter of Credit shall, in any event, expire. Any amount paid by Lender under or in connection with the Special Purpose Credit or under or in connection with any LC Guaranty executed by Lender in connection with the Special Purpose Credit shall be repaid by Borrowers on DEMAND.

         1.4 Use of Proceeds. The proceeds of the Loans shall be used solely for
(i) satisfaction of all existing Indebtedness of Borrowers to CoreStates Bank, N.A.; (ii) Borrowers' working capital needs; and (iii) other corporate needs of Borrowers not

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otherwise prohibited under the terms of Section 8.2 of this Agreement. The
Special Purpose Credit shall be used solely to provide a credit enhancement to the IRB.


SECTION 2. INTEREST, FEES AND CHARGES

         2.1 Interest.

             2.1.1 Revolving Credit Interest:

                   (a) Rate Options. At the time of each Loan, and thereafter from time to time, Borrowers shall have the right, subject to the terms and conditions of this Agreement, and provided no Default or Event of Default has occurred and is continuing, to designate to Lender in writing that all, or a portion of the Loans shall bear interest at either the (i) LIBOR Based Rate or
(ii) Floating Rate. Interest on each portion thereof shall accrue and be paid at the time and rate applicable to the respective option designated by Borrowers or otherwise governing under the terms of this Agreement. If for any reason the LIBOR Based Rate option is unavailable, or Borrowers fail to designate the LIBOR Based Rate, the Floating Rate shall apply. The rate of interest on Floating Rate Loans shall increase or decrease by an amount equal to any increase or decrease in the Base Rate effective as of the opening of business on the day that any such change in the Base Rate occurs.

                       (i) LIBOR Rate Option:

                           (A) Requests. Provided no Default or Event of Default
has occurred and is continuing, and subject to the provisions of this Section
2.1.1 (a)(i), if Borrowers desire to have the LIBOR Based Rate apply to all or a portion of the Loans, Borrowers shall give Lender a telephonic or written irrevocable request no later than 11:00 A.M. Eastern time on the second (2nd) Business Day prior to the requested borrowing date specifying (1) the date the LIBOR Based Rate shall apply (which shall be a Business Day), (2) the LIBOR Interest Period, and (3) the amount to be subject to the LIBOR Based Rate provided that such amount shall be an integral multiple of $500,000.00. In no event may Borrower have outstanding at any time more than six (6) different tranches of LIBOR Rate Loans.

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                           (B) LIBOR Interest Periods. LIBOR Rate Loans shall be
selected by Borrowers, for a LIBOR Interest Period during which the LIBOR Based Rate is applicable; provided, however, that if the LIBOR Interest Period would otherwise end on a day which shall not be a London Business Day, such LIBOR Interest Period shall be extended to the next preceding or succeeding London Business Day as is Lender's custom in the market to which such LIBOR Rate Loan relates. All accrued and unpaid interest on a LIBOR Rate Loan shall be paid monthly in accordance with Section 3.2.2. No LIBOR Interest Period with respect to any of the Loans may end after the Maturity Date. Subject to all of the terms and conditions applicable to a request to convert all or a portion of the Loans to a LIBOR Rate Loan, Borrowers may extend a LIBOR Rate Loan as of the last day of the LIBOR Interest Period to a new LIBOR Rate Loan. If Borrowers fail to notify Lender of the LIBOR Interest Period for a subsequent LIBOR Rate Loan at least two (2) Business Days prior to the last day of the then current LIBOR Interest Period of an outstanding LIBOR Rate Loan, then such outstanding LIBOR Rate Loan shall, at the end of the applicable LIBOR Interest Period, accrue interest at the Floating Rate.

                           (C) Adjustments. The Adjusted LIBOR Rate may be
automatically adjusted by Lender on a prospective basis to take into account the additional or increased cost of maintaining any necessary reserves for Eurodollar deposits or increased costs due to changes in applicable law or regulation or the interpretation thereof occurring subsequent to the commencement of the then applicable LIBOR Interest Period, including but not limited to, changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor or other applicable governing body), excluding the Reserve Percentage and any Reserve which has resulted in a payment pursuant to Section 2.8 below, that increase the cost to Lender of funding the LIBOR Rate Loan. Lender shall promptly give Borrowers notice of such a determination and adjustment, which determination shall be prima facie evidence of the correctness of the fact and the amount of such adjustment.

                           (D) Unavailability. If Borrowers shall have requested
the rate based on the Adjusted LIBOR Rate in accordance with this Section 2.1.1(a)(i) and Lender shall have determined, in good faith, that Eurodollar deposits equal to the amount of the principal of the requested LIBOR Rate Loan and for the LIBOR Interest Period specified are unavailable, or that the rate based on the Adjusted LIBOR Rate will not adequately and fairly reflect the cost of the Adjusted LIBOR Rate applicable to the specified LIBOR Interest Period, of making or maintaining the

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principal amount of the requested LIBOR Rate Loan during the LIBOR Interest
Period specified, or that by reason of circumstances affecting Eurodollar markets, adequate means do not exist for ascertaining the rate based on the Adjusted LIBOR Rate applicable to the specified LIBOR Interest Period, Lender shall promptly give notice of such determination to Borrowers that the rate based on the Adjusted LIBOR Rate is not available. A determination, in good faith, by Lender hereunder shall be prima facie evidence of the correctness of the fact and amount of such additional costs or unavailability. Upon such a determination, (i) the obligation to convert to, or maintain a LIBOR Rate Loan at the rate based on the Adjusted LIBOR Rate shall be suspended until Lender shall have notified Borrowers that such conditions shall have ceased to exist, and (ii) the portion of the Loans subject to the request or requested conversion shall accrue interest at the Floating Rate. As soon as practicable after the Adjusted LIBOR Rate again becomes available for an existing or requested LIBOR Rate Loan, Lender shall notify Borrowers of such availability and Borrowers shall have the option to direct Lender to convert, or maintain, as the case may be, a LIBOR Rate Loan at the Adjusted LIBOR Rate in the manner provided herein.

             2.1.2 Default Rate of Interest. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of all Loans shall bear interest at a rate per annum equal to two hundred (200) basis points above the interest rate otherwise applicable thereto (the "Default Rate") and the per annum fees for all Letters of Credit and LC Guarantys shall increase by 1% after the occurrence of an Event of Default.

             2.1.3 Maximum Interest. In no event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Note and charged or collected pursuant to the terms of this Agreement or pursuant to the Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If any provisions of this Agreement or the Note are in contravention of any such law, the rate hereunder shall automatically be reduced to the maximum rate permitted by applicable law, and Lender shall, in its discretion, to the extent permitted by applicable law, apply such excess to the principal balance of the Loans or refund such excess to Borrowers, and such provisions shall be deemed amended to conform thereto.

         2.2 Computation of Interest and Fees. Interest and all fees shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days.

         2.3 Commitment Fee. Borrowers shall pay to Lender, a commitment fee of $150,000. Seventy-Five Thousand Dollars

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($75,000) of such fee has been paid and is fully earned and non-refundable. The remaining $75,000, which is deemed fully earned and non-refundable, shall be paid on the Closing Date.

         2.4 Collateral Management Fee. Borrowers shall pay to Lender an annual collateral management fee of $25,000 payable in advance quarterly ("Collateral Management Fee") which fee shall be fully earned and non-refundable with respect to each such quarter, commencing on the Closing Date and on the same day of each quarterly period thereafter.

         2.5 Audit and Appraisal Fees. Borrowers shall pay to Lender audit and appraisal fees in accordance with Lender's current schedule of fees in effect from time to time in connection with Lender's audits and appraisals of Borrowers' books and records and such other matters as Lender shall deem appropriate, plus all out-of-pocket expenses incurred by Lender in connection with such audits and appraisals; provided that, so long as no Event of Default has occurred and is continuing, all such audit and appraisal fees incurred during each 12 month period after the Closing Date shall be limited to, and included within, the Collateral Management Fee. Audit and appraisal fees shall be payable on the first day of the month following the date of issuance by Lender of a request for payment. Borrowers acknowledge and agree that nothing herein contained is intended to limit Section 2.6 hereof or to limit Borrowers' obligation to pay all of Lender's audit and appraisal fees after an Event of Default.

         2.6 Reimbursement of Expenses. If, at any time or times regardless of whether or not an Event of Default then exists, Lender incurs legal or accounting expenses or any other costs or out-of-pocket expenses (other than those expressly covered by Section 2.5 above) in connection with (i) the analysis, negotiation and preparation of this Agreement or any of the other Loan Documents and closing on the Credit Facility described herein (provided that Borrowers' reimbursement obligation for legal fees (excluding out-of-pocket expenses) relating to closing on the Credit Facility shall be capped at $15,000.00), any amendment, modification, replacement or termination of this Agreement or any of the other Loan Documents; (ii) the reasonable out-of-pocket expenses incurred in the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, any Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or any Borrower's affairs;
(iv) any attempt to enforce any rights of Lender against Borrowers or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents,

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including, without limitation, the Account Debtors; or (v) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such legal and accounting expenses, other costs and out of pocket expenses of Lender shall be charged to Borrowers. All amounts chargeable to Borrowers under clause (i) shall be set forth on an estimated statement delivered by Lender at Closing (a final statement shall be furnished within forty-five days of Closing) and any such amounts shall be offset by a credit in the amount of $25,000 previously paid by Borrowers. In the event such amounts do not exceed $25,000, Lender shall apply the balance to any other fees owing to Lender on the Closing Date. All amounts chargeable to Borrowers under this Section 2.6 shall be Obligations secured by all of the Collateral, shall be payable 30 days after receipt of written notice from Lender (unless an Event of Default has occurred, in which case such amounts shall be payable immediately on demand) and shall bear interest from the date of such notice or demand, as applicable, until paid in full at the Floating Rate applicable to the Loans from time to time. Borrowers shall also reimburse Lender for expenses incurred by Lender in its administration of the Collateral to the extent and in the manner provided in Section 6 hereof. Notwithstanding anything in this Section 2.6 (iii) and (iv) to the contrary, Borrowers shall have no obligation to reimburse Lender for its out-of-pocket costs and expenses incurred by Lender in any litigation commenced by Lender or Borrower against the other if a final judgment for monetary damages in such litigation is entered by a court of competent jurisdiction in favor of Borrowers against Lender and the court finds that Lender's conduct resulting in such judgment constituted gross negligence or willful misconduct.

         2.7 Bank Charges. Borrowers shall pay to Lender, on demand, any and all fees, costs or expenses which Lender pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to any Borrower or any other Person on behalf of any Borrower, by Lender of proceeds of Loans made by Lender to any Borrower pursuant to this Agreement and (ii) the depositing for collection by Lender of any check or item of payment received or delivered to Lender on account of the Obligations.

         2.8 Indemnity re: LIBOR. Each Borrower hereby jointly and severally indemnifies Lender and holds Lender harmless from and against any and all losses or expenses that Lender may sustain or incur as a consequence of any prepayment or any Default by Borrowers in the payment of the principal of or interest on any LIBOR Rate Loan or failure by Borrowers to complete a borrowing of, a prepayment of or conversion of or to a LIBOR Rate Loan after notice thereof has been given by Borrowers, including (but not limited to) any interest payable by Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans

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hereunder, and any other loss or expense incurred by Lender by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to make, continue, convert into or maintain, a LIBOR Rate Loan.

         2.9 Letter of Credit and LC Guaranty Fees. Borrowers shall pay to Lender for stand-by Letters of Credit and LC Guaranties of stand-by letters of credit (including the Special Purpose Credit), a fee equal to 1.5% per annum of the aggregate face amount of such Letters of Credit and LC Guaranties outstanding from time to time during the term of this Agreement, which fee shall be due and payable on the first Business Day of each month. Borrowers shall pay to Lender for merchandise Letters of Credit and LC Guaranties of merchandise Letters of Credit, a fee equal to 1.25% per annum of the aggregate face amount of such Letters of Credit and LC Guaranties outstanding from time to time during the term of this Agreement, which fee shall be due and payable on the first Business Day of each month. Borrowers shall also pay all applicable reasonable and customary fees and charges associated with the issuance, amendment, drawing, modification, renewal, transfer or termination thereof, which fees and charges shall be deemed fully earned and shall be payable upon issuance, amendment, modification, renewal, transfer or termination of each such Letter of Credit or LC Guaranty, and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.


SECTION 3. LOAN ADMINISTRATION

         3.1 Manner of Borrowing Revolving Credit Loans. Borrowings under the Credit Facility established pursuant to Section 1 hereof shall be as follows:

             3.1.1 Loan Requests. A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, by an Authorized Officer in the following manner: (i) Borrowers may give Lender notice of the intention to borrow, in which notice Borrowers shall specify the amount of the proposed borrowing and the proposed borrowing date (which shall be a Business Day), no later than 1:00 P.M. Eastern time on the proposed borrowing date, or, with respect to a LIBOR Rate Loan, no later than 1:00 p.m. Eastern time two Business Days prior to the proposed borrowing date, provided, however, that no such request may be made at a time when there exists a Default or an Event of Default; and (ii) the becoming due of any amount required to be paid under this Agreement or the Note, whether as interest or for any other Obligation (including any reimbursement obligation under any Letter of Credit), shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest or other Obligation. As an accommodation to

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Borrowers, Lender shall permit telephonic requests for Loans and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrowers, provided that Lender only shall accept or act upon telephonic or electronic communications from a representative of Borrower as set forth on
Exhibit 3.1.1 hereto, or such other individuals identified by Borrower from time to time in a written notice delivered to Lender. Lender shall have no liability to Borrowers for any loss or damage suffered by Borrowers as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by an authorized representative of Borrowers as set forth on Exhibit 3.1.1 and Lender shall have no duty to verify the origin of any such communication or the authority of the person sending it.

             3.1.2 Disbursement. Borrowers hereby irrevocably authorize Lender to disburse the proceeds of each Loan requested, or deemed to be requested, pursuant to this subsection 3.1.2 as follows: (i) the proceeds of each Loan requested under subsection 3.1.1(i) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrowers, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrowers and Lender from time to time or elsewhere if pursuant to a written direction from Borrowers; and
(ii) the proceeds of each Loan requested under subsection 3.1.1(ii) shall be disbursed by Lender by way of direct payment of the relevant interest or other Obligation.

             3.1.3 Authorization. Borrowers hereby irrevocably authorize Lender, in Lender's sole discretion, to advance to Borrowers, and to charge to Borrowers' Loan Account hereunder as a Revolving Credit Loan (regardless of whether an Overadvance is thereby created) a sum sufficient to pay all interest, when due, accrued on the Obligations during the immediately preceding month, all principal when due, all reimbursement obligations under any Letter of Credit or LC Guaranty and all costs, fees and expenses at any time owed by Borrowers to Lender hereunder.

             3.1.4 Borrowing Base Certificates. Borrowers shall give Lender a Borrowing Base Certificate, and supporting documentation, as requested by Lender but no less frequently than on a monthly basis.

         3.2 Payments. Except where evidenced by notes or other instruments issued or made by Borrowers to Lender specifically containing payment provisions which are in conflict with this Section 3.2 (in which event the conflicting provisions of said

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notes or other instruments shall govern and control), the Obligations shall be payable as follows:

             3.2.1 Principal. Principal payable on account of Loans shall be jointly and severally payable by Borrowers to Lender immediately upon the earliest of (i) subject to Section 6.2.5, with respect to Borrowers' Accounts, the receipt by Lender or Borrowers of any proceeds of any of the Collateral to the extent of said proceeds under the conditions set forth in Section 3.3.1 below, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations, or (iii) termination of this Agreement pursuant to Section 4 hereof; provided, however, that if an Overadvance shall exist at any time, Borrowers shall, on demand, repay the Overadvance.

             3.2.2 Interest. Interest accrued on the Loans shall be due on the earliest of (i) the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month,
(ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations or (iii) termination of this Agreement pursuant to Section 4 hereof.

             3.2.3 Costs, Fees and Charges. Costs, fees and charges payable pursuant to this Agreement shall be payable by Borrowers as and when provided in
Section 2 hereof to Lender or to any other Person designated by Lender in writing.

             3.2.4 Other Obligations. The balance of the Obligations (other than those set forth in this Section 3.2) requiring the payment of money shall be payable by Borrowers to Lender as and when provided in this Agreement, the Note, the Other Agreements or the Security Documents, or if not otherwise provided, then on demand.

        3.3 Mandatory and Permissive Prepayments.

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             3.3.1 Proceeds of Sale, Loss, Destruction or Condemnation of
Collateral. If any Borrower sells any of its personal Property as expressly permitted pursuant to this Agreement or if any of the Collateral is lost or destroyed or taken by condemnation and no Event of Default is then outstanding, the proceeds of any such sale, loss, destruction or taking (including insurance proceeds) may be retained by Borrowers for any use in its business not prohibited hereunder. Under all other circumstances, all proceeds (including insurance proceeds) of any sale(s) of personal Property or of any loss, destruction, or taking of personal Property shall be immediately paid to or retained by Lender and applied as a mandatory prepayment of the Loans. If the Real Property is lost, destroyed or taken by condemnation, the proceeds of any such loss, destruction or taking (including insurance proceeds) shall be immediately paid to or retained by Lender and held as cash collateral (without interest accruing in favor of Borrowers), to secure any reimbursement obligations arising under the Special Purpose Credit. Such cash collateral shall be held until the earlier of (i) termination of the Special Purpose Credit or
(ii) payment in full of any reimbursement obligations thereunder.

             3.3.2 LIBOR Rate Loans. No portion of the LIBOR Rate Loans may be prepaid for any reason during a LIBOR Interest Period unless Borrowers first satisfy in full the obligations under Section 2.8 arising from such prepayment.

         3.4 Application of Payments and Collections. Subject to subsection 2.2 of this Agreement, all items of payment received by Lender by 2:00 p.m. Eastern time, on any Business Day shall be deemed received on that Business Day. All items of payment received after 2:00 p.m. Eastern time, on any Business Day shall be deemed received on the following Business Day. Until payment in full of all Obligations and termination of this Agreement, Borrowers irrevocably waive (except as expressly provided for in this Agreement or otherwise by Lender) the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrowers, and Borrowers hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender or its agent against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records; provided that, prior to the occurrence of an Event of Default, and after payment of all outstanding interest, Borrowers shall be entitled to direct whether a payment of principal be applied to a Floating Rate Loan or LIBOR Rate Loan, and, in the absence of directions, payment shall be applied first to Floating Rate Loans. If, as the result of receipt of proceeds or collections of Collateral as authorized by subsection 6.2.5 hereof, a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrowers, but shall be available to Borrowers at any time or times for so long as no Default or Event of Default exists. Such credit balance may be applied to and offset any of the Obligations arising from time to time.

         3.5 All Loans to Constitute One Obligation. The Loans shall constitute one general Obligation of Borrowers, and shall be secured by Lender's Lien upon all of the Collateral.

         3.6 Loan Account. Lender shall enter all Loans as debits to the Loan Account and shall also record in the Loan Account all payments made by Borrowers on any Obligations and all proceeds of Collateral which are finally paid to Lender, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrowers.

         3.7 Statements of Account. Lender will account to Borrowers monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Lender shall be deemed final, binding and conclusive upon Borrowers absent manifest error unless Lender is notified by Borrowers in writing to the contrary within thirty (30) days of the date each accounting is mailed to Borrowers. Such notice shall only be deemed an objection to those items specifically objected to therein.

         3.8 Joint and Several Liability.

             3.8.1. Joint and Several Liability - Parent and, subject only to the terms of Subsection 3.8.4 hereof, each other Borrower, shall be jointly and severally liable for all Obligations regardless of, inter alia which Borrower or Borrowers requested (or received the proceeds of) a particular Loan.

             3.8.2. Authorization of Parent by Other Borrowers - Each of the other Borrowers hereby irrevocably authorizes Parent to give notices, designate interest rate options, make requests, make payments, receive payments and notices, give receipts and otherwise take action on behalf of such Borrower under and with respect to any Loan Document.

             3.8.3 Interrelatedness of Borrowers - The business operations of each Borrower are interrelated and complement one another, and such companies have a common business purpose, with intercompany bookkeeping and accounting adjustments used to separate their respective Properties, liabilities, and transactions. To permit their uninterrupted and continuous operations, such companies now require and will from time to time hereafter require funds for general business purposes. The proceeds of Loans under this Agreement will directly or indirectly benefit each Borrower hereunder severally and jointly, regardless of which Borrower requests or receives part or all of the proceeds of such Loan.

             3.8.4 Maximum Amount of Joint and Several Liability - Without limiting the effect of Sections 11.4 and 11.14 hereof, to the extent that mandatory and non-waivable provisions of applicable law (including but not limited to any applicable laws pertaining to fraudulent conveyance and any applicable business corporation laws) otherwise would render the other Loan Documents invalid or unenforceable, each Borrower's obligations hereunder and under the other Loan Documents shall be limited to the maximum amount which does not result in such invalidity or unenforceability.


SECTION 4. TERM AND TERMINATION

         4.1 Term of Agreement. Subject to Lender's right to cease making Loans to Borrowers and issuing or procuring Letters of Credit or LC Guaranties, upon or after the occurrence, and during the continuance, of any Default or Event of Default, this Agreement shall be in effect for a period of three (3) years from the date hereof (the "Original Term") and this Agreement shall automatically renew itself for one-year periods thereafter (the "Renewal Terms") unless terminated as provided in Section 4.2 hereof.

         4.2 Termination.

             4.2.1 Termination by Lender. Upon at least 90 days prior written notice to Borrowers, Lender may terminate this Agreement as of the last day of the Original Term or the then current Renewal Term and Lender may terminate this Agreement without notice upon or after the occurrence, and during the continuance, of an Event of Default.

             4.2.2 Termination by Borrower. Upon at least 90 days prior written notice to Lender, Borrowers may, at their option, terminate this Agreement; provided, however, no such termination shall be effective until Borrowers have paid all of the Obligations in immediately available funds and all Letters of Credit and LC Guaranties have expired or have been cash collateralized to Lender's satisfaction (or in lieu thereof Lender has received a back to back letter of credit, in form and substance and from an issuer acceptable to Lender, in an amount equal to 110% of the aggregate of all outstanding Letters of

Credit and LC Guaranties). Any notice of termination given by Borrowers shall be irrevocable unless Lender otherwise agrees in writing, and Lender shall have no obligation to make any Loans or issue or procure any Letters of Credit or LC Guaranties on or after the termination date stated in such notice. Borrowers may elect to terminate this Agreement in its entirety only and no section of this Agreement or type of Loan available hereunder may be terminated singly.

             4.2.3 Effect of Termination. All of the Obligations shall be immediately due and payable upon the termination date stated in any notice of termination of this Agreement. All undertakings, agreements, covenants, warranties and representations of Borrowers contained in the Loan Documents shall survive any such termination, and Lender shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrowers have paid the Obligations to Lender, in full, in immediately available funds. Notwithstanding the payment in full of the Obligations, Lender shall not be required to terminate its security interests in the Collateral unless, with respect to any loss or damage Lender may incur as a result of dishonored checks or other items of payment received by Lender from Borrowers or any Account Debtor and applied to the Obligations, either (i) Lender shall have received a written agreement in form and substance satisfactory to Lender, executed by Borrowers and by any Person (whose creditworthiness for such purpose is reasonably acceptable to Lender) whose loans or other advances to Borrowers are used in whole or in part to satisfy the Obligations, indemnifying Lender from any such potential loss or damage or (ii) Lender shall have retained such monetary reserves as Lender, in its reasonable discretion, may deem necessary to protect Lender from any such loss or damage.


SECTION 5. SECURITY INTERESTS

         5.1. Security Interest in Collateral. To secure the prompt payment and performance to Lender of the Obligations, each Borrower hereby grants to Lender a continuing first Lien upon the following assets of such Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

             (i) Accounts;

             (ii) Inventory;

             (iii) Equipment;

             (iv) Fixtures;

             (v) General Intangibles;

             (vi) Instruments;

             (vii) Documents;

             (viii) Investment Property;

             (ix) Chattel Paper;

             (x) Deposit Accounts;

             (xi) All monies and other Property of any kind now or at any time or times hereafter in the possession or under the control of Lender or a bailee or Affiliate of Lender;

             (xii) All books and records (including, without limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of (i) through (xi) above; and

             (xiii) All accessions to, substitutions for and all replacements and cash and non-cash proceeds of (i) through (xii) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral.

         5.2 Lien Perfection; Further Assurances. Each Borrower shall execute such UCC-1 financing statements as are required by the Code and such other instruments, assignments or documents as are necessary to perfect Lender's Lien upon any of the Collateral and shall take such other action as may be required by applicable law to perfect or to continue the perfection of Lender's Lien upon the Collateral, including without limitation, the execution of all instruments, documents and agreements required to have Lender's Lien noted on all certificates of title for such Borrower's Property for which such a certificate has been issued and delivery to Lender of all Collateral requested by Lender to be so delivered in order for Lender to obtain a perfected Lien thereon. Unless prohibited by applicable law, each Borrower hereby authorizes Lender to execute and file any such financing statement on such Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Lender's request, each Borrower shall also promptly execute or cause to be executed and shall deliver to Lender any and all documents, instruments and agreements deemed necessary by Lender to give effect to or carry out the terms or intent of the Loan Documents, including, without limitation, assignment of such Borrower's rights under licensing agreements.

         5.3 Lien on Realty. The due and punctual payment and performance of the Obligations shall also be secured by the Lien created by the Mortgage upon the Real Property of Parent described therein. The Mortgage shall be executed by Parent and PIDC Financing Corporation, a Pennsylvania non-profit corporation, in favor of Lender and shall be duly recorded, at Borrowers' expense, in the office where such recording is required to constitute a fully valid first Lien on the Real Property covered thereby. Borrowers shall deliver to Lender, at Borrowers' expense, a mortgagee title insurance policy issued by a title insurance company satisfactory to Lender, which policy shall be in form and substance satisfactory to Lender and shall insure a valid first Lien in favor of Lender on the Real Property covered thereby, subject only to those exceptions acceptable to Lender and its counsel. Borrower shall deliver to Lender such other documents, including, without limitation, survey prints and flood plain certificates of the Real Property, as Lender and its counsel may request relating to the Real Property subject to the Mortgage.


SECTION 6. COLLATERAL ADMINISTRATION

         6.1 General

             6.1.1 Location of Collateral. All Collateral, other than Inventory in transit and motor vehicles, will at all times be kept by Borrowers at one or more of the locations set forth in Exhibit 6.1.1 hereto (or such other location(s) included in the list of locations delivered to Lender with the Compliance Certificate) and shall not, without the prior written approval of Lender, be moved therefrom except, prior to an Event of Default and Lender's acceleration of the maturity of the Obligations in consequence thereof, for (i) sales of Inventory in the ordinary course of business; and (ii) removals of Equipment in connection with dispositions thereof that are authorized by subsection 6.4.2 hereof.

             6.1.2 Insurance of Collateral. Borrowers shall maintain and pay for insurance upon all Collateral wherever located and with respect to Borrowers' business, covering casualty, hazard, public liability, flood and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Borrowers shall deliver copies of such policies to Lender with satisfactory mortgagee and lender's loss payable endorsements, naming Lender as lender loss payee, assignee, mortgagee and/or additional insured, as appropriate and providing that all such insurance proceeds are paid to Lender. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Lender shall not be impaired or invalidated by any act or neglect of any Borrower or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrowers fail to provide and pay for such insurance, Lender may, at its option, but shall not be required to, procure the same and charge Borrowers therefor. Borrowers agree to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies.

             6.1.3 Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrowers. If Borrowers fail to promptly pay any portion thereof when due, Lender may, at its option, but shall not be required to, pay the same and charge Borrowers therefor. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrowers' sole risk.

         6.2 Administration of Accounts

             6.2.1 Records, Schedules and Assignments of Accounts. Each Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon. On or before the fifteenth day of each month from and after the date hereof, Borrowers shall deliver to Lender, in form acceptable to Lender, a collections report for the preceding month and a detailed aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), and, upon Lender's request therefor, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Lender shall reasonably request. In addition, if Accounts in an aggregate face amount in excess of $250,000 become newly ineligible because they fall within one of the specified categories of ineligibility set forth in the definition of Eligible Accounts or otherwise established by Lender, Borrowers shall notify Lender of such occurrence no later than the sixth Business Day following such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. Borrowers shall, if requested by Lender, execute and deliver to Lender formal written assignments of all of its Accounts from time to time, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto.

             6.2.2 Discounts, Allowances, Disputes. If any Borrower grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, Borrowers shall report such discounts, allowances or credits, as the case may be, to Lender as part of the next required Schedule of Accounts. If any amounts due and owing in excess of $100,000 are in dispute between any Borrower and any Account Debtor, Borrowers shall provide Lender with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy. Upon the occurrence of an Event of Default (and during the continuation thereof), Lender shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as Lender may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorneys' fees, to Borrowers.

             6.2.3 Taxes. If an Account includes a charge for any tax payable to any governmental taxing authority, Lender is authorized (without any obligation or duty on Lender's part), in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrowers and to charge Borrowers therefor, provided, however that Lender shall not be liable for any taxes to any governmental taxing authority that may be due by Borrowers.

             6.2.4 Account Verification. Whether or not a Default or an Event of Default has occurred, any of Lender's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Lender, any designee of Lender or Borrowers, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise. Borrowers shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process.

             6.2.5 Collection of Accounts, Proceeds of Collateral. To expedite collection, Borrower shall endeavor in the first instance to make collection of its Accounts. If an Event of Default is outstanding, or if Aggregate Adjusted Availability is at any time less than $5,000,000, all remittances received by any Borrower on account of Accounts, together with the proceeds of any other Collateral, shall be held as Lender's property by such Borrower as trustee of an express trust for Lender's benefit and such Borrower shall immediately remit the same in kind to Lender or to a depository account designated by Lender. Lender retains the right at all times after the occurrence of an Event of Default to notify Account Debtors that Accounts have been assigned to Lender and to collect Accounts directly in its own name and to charge the collection costs and expenses, including attorneys' fees to Borrowers. Lender has no duty to protect, insure, collect or realize upon the Accounts or preserve rights therein.

             6.2.6 Maintenance of Dominion Accounts. Borrowers shall maintain Dominion Accounts, acceptable to Lender with such banks as may be selected by Borrowers and be acceptable to Lender. Borrowers shall issue to any such banks an irrevocable letter of instruction directing such banks to transfer all funds received in the Dominion Accounts to Lender for application on account of the Obligations upon written direction from Lender. Lender shall not issue any such direction unless an Event of Default has occurred and is continuing or Aggregate Adjusted Availability is at any time less than $5,000,000. After such direction from Lender, all funds deposited in the Dominion Accounts shall immediately become the property of Lender and Borrowers shall obtain the agreement by such banks in favor of Lender to waive any offset rights against the funds so deposited. Lender assumes no responsibility for such funds so deposited. Lender assumes no responsibility for such arrangements, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

         6.3 Administration of Inventory

             6.3.1 Records and Reports of Inventory. Borrowers shall keep accurate and complete records of its Inventory and continue to conduct a physical inventory in accordance with its prior procedures. Borrowers shall furnish to Lender a summary inventory report within fifteen (15) days of the end of each fiscal quarter of Borrowers and such other inventory reports in form and detail satisfactory to Lender at such times as Lender may request, together with such supporting information as Lender shall request.

             6.3.2 Inventory Valuation System. Borrowers shall at all times maintain an Inventory valuation system acceptable to Lender, Borrowers' existing system being acceptable to Lender.

         6.4 Administration of Equipment

             6.4.1 Records and Schedules of Equipment. Borrowers shall keep accurate records itemizing and describing the kind, type, quality, quantity and value of its Equipment and all dispositions thereof and if an Event of Default is outstanding shall furnish Lender, upon Lender's request, with a current schedule containing the foregoing information.

             6.4.2 Dispositions of Equipment. Borrowers will not sell, lease or otherwise dispose of or transfer any of the Equipment or any part thereof (a) other than in the ordinary course of its business, including the disposition of leasehold improvements and equipment in connection with store closures, or (b) while an Event of Default is outstanding.

         6.5 Payment of Charges. All amounts chargeable to Borrowers under
Section 6 hereof shall be Obligations secured by all of the Collateral, shall be payable on demand and shall bear interest from the date such advance was made until paid in full at the Floating Rate applicable to the Loans from time to time.


SECTION 7. REPRESENTATIONS AND WARRANTIES

         7.1 General Representations and Warranties. To induce Lender to enter into this Agreement and to make advances hereunder, each Borrower jointly and severally warrants, represents and covenants to Lender that:

             7.1.1. Organization and Qualification. Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Borrower is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on Exhibit 7.1.1 hereto. Borrowers transact business, but are not in good standing as foreign corporations, in the states so indicated on Exhibit 7.1.1 hereto. Borrowers shall, within sixty (60) days from the Closing Date, furnish Lender with proof that Borrowers have obtained good standing status in such jurisdictions. There is no other state or jurisdiction where the character of its Properties or the nature of its activities make such qualification necessary and Borrower's lack of qualification is likely to have a Material Adverse Effect.

             7.1.2 Corporate Power and Authority. Each Borrower has full corporate power and authority to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not

(i) require any consent or approval of the shareholders of such Borrower; (ii) contravene such Borrower's charter, articles or certificate of incorporation or by-laws; (iii) violate, or cause such Borrower to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to such Borrower;
(iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which such Borrower is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by such Borrower.

             7.1.3 Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each Borrower enforceable against it in accordance with its respective terms.

             7.1.4 Capital Structure. Exhibit 7.1.4 hereto states (i) the correct name of each of the Subsidiaries, if any, of each Borrower, its jurisdiction of incorporation and the percentage of its Voting Stock owned by such Borrower, (ii) the name of each Borrower's corporate or joint venture Affiliates and the nature of the affiliation, (iii) the number, nature and holder of all outstanding Securities of each Borrower (other than Parent) and each Subsidiary of such Borrower and (iv) the number of authorized, issued and treasury shares of each Borrower and each Subsidiary of such Borrower. Each Borrower has good title to all of the shares it purports to own of the stock of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such shares have been duly issued and are fully paid and non-assessable. Except as disclosed on Exhibit 7.1.4, there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of any Borrower (other than Parent) or any of its Subsidiaries. Except as shown on Exhibit 7.1.4, there are no outstanding agreements or instruments binding upon any shareholder of any Borrower (other than Parent) relating to the ownership of its shares of capital stock.

             7.1.5 Corporate Names. No Borrower has been known as or used any corporate, fictitious or trade names except those listed on Exhibit 7.1.5 hereto during the 5 year period preceding the Closing Date. Except as set forth on
Exhibit 7.1.5, no Borrower has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the 5 year period preceding the Closing Date.

             7.1.6 Business Locations; Agent for Process. Each Borrower's chief executive offices and other places of business are as listed on Exhibit 6.1.1 hereto. Except as shown on Exhibit 6.1.1, no Inventory is stored with a bailee, warehouseman or similar party, nor is any Inventory consigned to any Person.

             7.1.7 Title to Properties; Priority of Liens. Each Borrower has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property (including the Real Property), and good title to all of the Collateral and all of its other Property, in each case, free and clear of all Liens except Permitted Liens. Each Borrower has paid or discharged, or reserved for, all lawful claims which, if unpaid, might become a Lien against any Properties of Borrower that is not a Permitted Lien. The Liens granted to Lender under Section 5 hereof are first priority Liens, subject only to Permitted Liens.

             7.1.8 Accounts. Lender may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrowers with respect to any Account or Accounts. Unless otherwise indicated in writing to Lender, with respect to each Account:

                   (i) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

                   (ii) It arises out of a completed, bona fide sale and delivery of goods or rendition of services by a Borrower in the ordinary course of its business and in substantial compliance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between such Borrower and the Account Debtor;

                   (iii) It is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Lender;

                   (iv) Such Account, and Lender's security interest therein, is not, and will not (by voluntary act or omission of any Borrower) be in the future, subject to any offset, Lien (except Permitted Liens), deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is deemed by Lender to be immaterial, and each such Account is absolutely owing to such Borrower and is not contingent in any respect or for any reason;

                   (v) No Borrower has made any agreement with any Account Debtor thereunder for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except discounts or allowances which are granted by such Borrower in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the Schedules of Accounts submitted to Lender pursuant to subsection
     6.2.1 hereof;

                   (vi) There are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Lender with respect thereto;

                   (vii) To the best of each Borrower's knowledge, the Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) such Account Debtor is Solvent; and

                   (viii) To the best of each Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which could result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.

             7.1.9 Equipment. The Equipment is in satisfactory operating condition and repair, in light of its intended use, in all material respects.

             7.1.10 Financial Statements; Fiscal Year. The Consolidated balance sheet of Parent and such other Persons described therein (including the accounts of all Borrowers (and each Subsidiary of any Borrower for the respective periods during which a Subsidiary relationship existed) as of December 31, 1997 and the related statements of income, changes in stockholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP and present fairly the financial positions of Borrowers at such dates and the results of Borrowers' operations for such period. Since December 31, 1997, there has been no material change in the condition, financial or otherwise, of Borrowers and no change in the aggregate value of Equipment and real Property (including the Real Property) owned by Borrowers. The fiscal year of Borrowers and each of its Subsidiaries ends on September 30 of each year.

             7.1.11 Full Disclosure. The financial statements referred to in subsection 7.1.11 hereof do not, nor does this Agreement or any other written statement of any Borrower to Lender, contain any untrue statement of a material fact or, omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which Borrowers have failed to disclose to Lender in writing which is likely to have a Material Adverse Effect.

             7.1.12 Solvent Financial Condition. Each Borrower is now and, after giving effect to the Loans to be made hereunder and the issuance of the Special Purpose Credit, at all times will be, Solvent.

             7.1.13 Surety Obligations. Except as set forth on Exhibit 7.1.13 hereto, no Borrower is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into or any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

             7.1.14 Taxes. Each Borrower's federal tax identification number is shown on Exhibit 7.1.14 hereto. Each Borrower has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees, levies and other governmental charges upon it, its income and Properties as and when such taxes, assessments, fees, levies and charges are due and payable, unless and to the extent any thereof are being actively contested in good faith and by appropriate proceedings and such Borrower maintains reasonable reserves on its books therefor. The provision for taxes on the books of each Borrower is adequate for all years not closed by applicable statutes, and for its current fiscal year.

             7.1.15 Brokers. There are no claims against any Borrower for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

             7.1.16 Patents, Trademarks, Copyrights and Licenses. Each Borrower owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses used in and necessary for the present and planned future conduct of its business without any known conflict with the rights of others. All such patents, trademarks, service marks, tradenames, copyrights, licenses and other similar rights are listed on Exhibit 7.1.16 hereto. Exhibit 7.1.16 also identified all such intellectual property which is currently licensed to any Borrower and the licensor thereof.

             7.1.17 Governmental Consents. Each Borrower has, and is in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.

             7.1.18 Compliance with Laws. Except as set forth on Exhibit 7.1.18 hereto, Borrower has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state and local laws, rules and regulations applicable to such Borrower, its Properties or the conduct of its business and there have been no citations, notices or orders of noncompliance issued to any Borrower under any such law, rule or regulation except where such noncompliance would not be likely to have a Material Adverse Effect. Each Borrower has established and maintains an adequate monitoring system to ensure that it remains in compliance with all federal, state and local laws, regulations and rules applicable to it. To Borrower's knowledge, no Inventory has been produced in violation of the Fair Labor Standards Act (29 U.S.C. ss. 201 et seq.), as amended.

             7.1.19 Restrictions. No Borrower is a party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its Properties. No Borrower is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on
Exhibit 7.1.19 hereto, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by any Borrower.

             7.1.20 Litigation. Except as set forth on Exhibit 7.1.20 hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of any Borrower, threatened, against or affecting any Borrower or the business, operations, Properties, prospects, profits or condition of any Borrower. No Borrower is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

             7.1.21 No Defaults. No event has occurred and no condition exists which would, upon or after the any execution and delivery of this Agreement or Borrowers' performance hereunder, constitute a Default or an Event of Default. No Borrower is in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness to any Person for Money Borrowed.

             7.1.22 Pension Plans. Except as disclosed on Exhibit 7.1.22 hereto, no Borrower has any Plan. Except as disclosed on Exhibit 7.1.22 hereto, each Borrower is in full compliance in all material respects with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation that could result in a material adverse change in the financial condition of any Borrower exists in connection with any Plan. Neither any Borrower nor any Subsidiary of any Borrower has withdrawal liability in connection with a Multiemployer Plan.

             7.1.23 Third Party Relations. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower and any credit card issuer having a merchant agreement with any Borrower whose purchases individually or in the aggregate are material to the business of any Borrower or with any material supplier, the effect of which is likely to have a Material Adverse Effect. There exists no present condition or state of facts or circumstances which would materially affect adversely any Borrower or prevent any Borrower from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

             7.1.24 Labor Relations. Except as set forth on Exhibit 7.1.24 hereto, no Borrower is a party to any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or any other organization of any Borrower's employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

         7.2 Continuous Nature of Representations and Warranties. Each representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall, in all respects, remain accurate, complete and not misleading at all times during the term of this Agreement except to the extent of changes resulting from transactions permitted by this Agreement, changes disclosed to Lender in writing, and changes occurring in the ordinary course of business which singly or in the aggregate do not cause a Material Adverse Effect; provided that such disclosure indicating a Default or Event of Default shall not be deemed a waiver by Lender of such Default or Event of Default.

         7.3 Survival of Representations and Warranties. All representations and warranties of Borrowers contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.


SECTION 8. COVENANTS AND CONTINUING AGREEMENTS

         8.1 Affirmative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, each Borrower jointly and severally covenants that, unless otherwise consented to by Lender in writing, it shall:

             8.1.1 Visits and Inspections. Permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours to visit and inspect the Properties of Borrowers, inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, Borrowers' business, assets, liabilities, financial condition, business prospects and results of operations.

             8.1.2 Notices. Promptly notify Lender in writing of the occurrence of any Default or Event of Default or the occurrence of event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading in any material respect. Such notice, in each case, shall specify the nature of the occurrence or existence and what action Borrowers are taking (or propose to take), with respect thereto.

             8.1.3 Financial Statements. Keep adequate records and books of account with respect to its business activities in which proper entries are made reflecting all of its financial transactions; and cause to be prepared and furnished to Lender the following (all to be prepared on a consistent basis):

                   (i) not later than 120 days after the close of each fiscal year of Borrowers, unqualified audited financial statements of Borrowers as of the end of such year, on a Consolidated and Consolidating basis, certified by a firm of independent certified public accountants of recognized standing selected by Borrowers but acceptable to Lender to have been prepared in accordance with GAAP, and upon completion internally prepared financial statements of Borrowers;

                   (ii) not later than 30 days after the end of each month hereafter, including the last month of Borrowers' fiscal year, unaudited interim financial statements of Borrowers as of the end of such month and of the portion of Borrowers' fiscal year then elapsed, certified by the principal financial officer of Borrowers to have been prepared in accordance with GAAP and to fairly present the financial position and results of operations of Borrowers for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                   (iii) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrowers have sent to all of its shareholders and copies of any regular, periodic and special reports or registration statements which Borrowers file with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

                   (iv) promptly after the filing thereof, copies of any annual report to be filed under ERISA in connection with each Plan;

                   (v) upon completion, but not later than 30 days prior to the close of each fiscal year of Borrowers, financial Projections for Borrowers, for Borrowers' upcoming fiscal year, prepared on a month by month basis, in form acceptable to Lender; and

                   (vi) such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or Borrowers' financial condition or results of operations, including without limitation, detailed monthly accounts payable agings.

         Within 45 days after the delivery of the financial statements described in clause (i) of this subsection 8.1.3, Borrowers shall forward to Lender a copy of the accountants' letter to Borrowers' management that is prepared in connection with such financial statements and also shall cause to be prepared and shall furnish to Lender a certificate of the aforesaid certified public accountants certifying to Lender that, based upon their examination of the financial statements of Borrowers performed in connection with their examination of said financial statements, they are not aware of any Event of Default, or, if they are aware of such Event of Default, specifying the nature thereof, and acknowledging in a manner satisfactory to Lender, that they are aware that Lender is relying on such financial statements in making its decision with respect to the Loans.

Concurrently with the delivery of the financial statements described in clauses
(i) and (ii) of this subsection 8.1.3, or more frequently if requested by Lender, Borrowers shall cause to be prepared and furnished to Lender a Compliance Certificate in the form of Exhibit 8.1.3 hereto executed by the chief financial officer of Borrowers.

         8.2 Negative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, each Borrower jointly and severally covenants that, unless Lender has first consented thereto in writing, it will not:

             8.2.1 Mergers; Consolidations; Acquisitions. Merge or consolidate or permit any Subsidiary of any Borrower to merger or consolidate, with any Person; acquire, or permit any Subsidiary of any Borrower to acquire, all or any substantial part of the Properties of any Person; or create, or permit any Subsidiary of any Borrower to create, any other Subsidiary.

             8.2.2 Loans. Except for deposits and other prepayments made in the ordinary course for services and inventory and equipment purchases, make, or permit any Subsidiary of any Borrower to make, any loans or other advances of money to any Person other than to a Borrower.

             8.2.3 Total Indebtedness. Create, incur, assume, or suffer to exist, or permit any Subsidiary of any Borrower to create, incur, assume or suffer to exist, any Indebtedness, except:

                   (i) Obligations owing to Lender;

                   (ii) Subordinated Debt;

                   (iii) accounts payable to trade creditors and current operating expenses (other than for Money Borrowed), in each case incurred in the ordinary course of business and consistent with past practices and paid within the normal time period, unless the same are being actively contested in good faith and by appropriate and lawful proceedings; and such Borrower shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by such Borrower and its independent accountants;

                   (iv) Obligations to pay Rentals permitted by subsection
8.2.13 and Capitalized Lease Obligations permitted under subsection 8.2.11;

                   (v) Permitted Purchase Money Indebtedness;

                   (vi) taxes not yet due or being contested in the manner described in subsection 7.1.14 hereto;

                   (vii) Unsecured Indebtedness of Borrowers not to exceed $3,000,000 at any one time outstanding;

                   (viii) Indebtedness of any Borrower or any Subsidiary of a Borrower existing on the date hereof as set forth on Exhibit 8.2.3 hereto;

                   (ix) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business; and

                   (x) Indebtedness of any Borrower or Subsidiary of any Borrower to another Borrower.

             8.2.4 Affiliate Transactions. Excluding transactions among Borrowers, enter into, or be a party to, or permit any Subsidiary of any Borrower to enter into, or be a party to, any transaction with any Affiliate of Borrower or any stockholder, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to such Borrower (or Subsidiary) than Borrower (or Subsidiary) would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of such Borrower (or Subsidiary).

             8.2.5 Limitation on Liens. Create or suffer to exist, or permit any Subsidiary of any Borrower to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

                   (i) Liens at any time granted in favor of Lender;

                   (ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due, or being contested in the manner described in subsection 7.1.14 hereto, but only if in Lender's judgment such Lien does not adversely affect Lender's rights or the priority of Lender's Lien in the Collateral;

                   (iii) Liens arising in the ordinary course of such Borrower's (or Subsidiary's) business by operation of law or regulation, but only if payment in respect of any such Lien is not at the time past due and such Liens do not in the aggregate, materially detract from the value of the Property of any Borrower (or Subsidiary) or materially impair the use thereof in the operation of any Borrower's (or Subsidiary's) business;

                   (iv) such other Liens as appear on Exhibit 8.2.5 hereto;

                   (v) statutory Liens created in favor of any Borrower's lessors with respect to Property of such Borrower at the leased premises of any such lessor;

                   (vi) Purchase Money Liens securing Permitted Purchase Money Indebtedness; and

                   (vii) such other Liens as Lender may hereafter approve in writing.

             8.2.6 Subordinated Debt. Make, or permit any Subsidiary of any Borrower to make, any payment of any part or all of any Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated Debt in contravention of the written terms of any instrument evidencing such Subordinated Debt, or enter into, or permit any Subsidiary of Borrower to enter into, any agreement (written or oral) which could in any way be considered to amend, modify or terminate any instrument or agreement evidencing or relating Subordinated Debt.

             8.2.7 Distributions. Declare or make, or permit any Subsidiary of Borrower to declare or make, any Distributions, other than dividends paid in respect of shares of Parent preferred stock outstanding on the date hereof and payments to repurchase capital stock of Parent not to exceed, in the aggregate for both categories, $5,000,000, provided, no Default or Event of Default has occurred or would result after giving effect to such dividends and/or repurchases and, provided, further, that after giving effect to such dividends and/or repurchases, Borrowers shall have Cash Flow in an amount greater than $0 for the fiscal quarter in which such dividends and/or repurchases are to be made.

             8.2.8 Disposition of Assets. Except for the disposition of leasehold improvements and equipment in connection with store closures, sell, lease or otherwise dispose of, or permit any Subsidiary of Borrower to sell, lease or otherwise dispose of, its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory in the ordinary course of business for so long as there has been no acceleration of the Obligations; or (ii) dispositions expressly authorized by this Agreement.

             8.2.9 Restricted Investment. Make or have, or permit any Subsidiary or Borrower to make or have, any Restricted Investment.

             8.2.10 Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary of Borrower.

             8.2.11 Capital Expenditures. Make, or permit any Subsidiary of any Borrower to make Capital Expenditures which, in the aggregate, as to Borrowers and their Subsidiaries exceed $13,000,000 during any fiscal year of Borrowers.

             8.2.12 Stock of Subsidiaries. Issue, or permit any Subsidiary of any Borrower to issue, any additional shares of its capital stock.

             8.2.13 Inventory at Department Stores. Permit more than ten percent (10%) of its total Inventory to be located in department stores or other locations in which a Borrower leases or licenses a portion of the space in such store for the sale of its Inventory.

         8.3 Specific Financial Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender and during any quarter that Aggregate Adjusted Availability is less than $10,000,000, each Borrower jointly and severally covenants that, unless otherwise consented to by Lender in writing, it shall:

             8.3.1 Minimum Cash Flow. Achieve Cash Flow of not less than $0 for the three month period ending June 30, 1998; the six month period ending September 30, 1998; the nine month period ending December 31, 1998; the twelve month period ending March 31, 1999; and for each twelve month period ending with every subsequent quarter end thereafter through the term of this Agreement.


SECTION 9. CONDITIONS PRECEDENT

         Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, Lender shall not be required to make any Loan under this Agreement unless and until each of the following conditions has been and continues to be satisfied:

         9.1 Documentation. Lender shall have received, in form and substance satisfactory to Lender and its counsel, a duly executed copy of this Agreement and the other Loan Documents, together with such additional documents, instruments and certificates as Lender and its counsel shall require in connection therewith from time to time, all in form and substance satisfactory to Lender and its counsel, including, without limitation, the following:

             (A) Certified copies of Borrowers' casualty insurance policies, together with loss payable endorsements on Lender's standard form of Lender Loss Payee and Mortgagee Endorsement naming Lender as lender loss payee and/or mortgagee, as applicable, and certified copies of Borrowers' liability insurance policies, together with endorsements naming Lender as additional insured;

             (B) Certified copies of (i) resolutions of each Borrower's board of directors authorizing the execution and delivery of this Agreement and the Loan Documents and the performance of all transactions contemplated hereby and thereby, (ii) each Borrower's by-laws, and (iii) an incumbency certificate of each Borrower;

             (C) A copy of the Articles or Certificate of Incorporation of each Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation;

             (D) Good standing certificate for each Borrower, issued by the Secretary of State or other appropriate official of such Borrower's jurisdiction of incorporation and each jurisdiction where the conduct of such Borrower's business activities or the ownership of its Properties necessitates qualification;

             (E) A closing certificate signed by the chief executive officer of each Borrower dated as of the date hereof, stating that (i) the representations and warranties set forth in Section 7 hereof are true and correct on and as of such date, (ii) such Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement and (iii) on such date no Default or Event of Default has occurred or is continuing;

             (F) The Security Documents duly executed, accepted and acknowledged by or on behalf of each of the signatories thereto;

             (G) The Other Agreements duly executed and delivered by each Borrower;

             (H) The favorable, written opinion of counsel to Borrowers as to the transactions contemplated by this Agreement and any of the other Loan Documents;

             (I) Title insurance reports and commitments, surveys and flood plain certificates of the Real Property;

             (J) Written instruction from Borrowers directing the application of proceeds of the initial Loans made pursuant to this Agreement and an initial Borrowing Base Certificate from Borrowers;

             (K) Payoff agreement, mortgage satisfaction and UCC-3 termination statements from Borrowers' existing lender;

             (L) UCC-1 financing statement, state and federal tax lien and judgment searches;

             (M) Payment of all fees and expenses owing hereunder; and

             (N) Such other documents, instruments and agreements as Lender shall reasonably request in connection with the foregoing matters.

         9.2 No Default. No Default or Event of Default shall exist.

         9.3 Other Loan Documents. Each of the conditions precedent set forth in the other Loan Documents shall have been satisfied.

         9.4 Availability. Lender shall have determined that immediately after Lender has made the initial Loans contemplated hereby and paid all closing costs incurred in connection with the transactions contemplated hereby, Aggregate Adjusted Availability on the Closing Date shall not be less than $5,000,000.

         9.5 No Litigation. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body (i) to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby or (ii) which relates to the Collateral, assets, business operations or obligations of any Borrower which (in Lender's judgment) could have a Material Adverse Effect.


SECTION 10. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

         10.1 Events of Default. The occurrence of one or more of the following events shall constitute an "Event of Default":

             10.1.1 Payment of Obligations. Borrowers shall fail to pay any Obligations owing hereunder or under the Note, or any other of the Obligations, on the due date thereof (whether due at stated due date, maturity, on demand, upon acceleration, or otherwise).

             10.1.2 Misrepresentations. Any representation, warranty or other statement made or furnished to Lender by or on behalf of any Borrower or any Subsidiary of any Borrower in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto, proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to Section 7.2 hereof.

             10.1.3 Breach of Specific Covenants. Borrowers shall fail or neglect to perform, keep or observe any covenant contained in Sections 5.2, 5.3, 6.1.1, 8.2 or 8.3 hereof on the date that Borrowers are required to perform, keep or observe such covenant.

             10.1.4 Breach of Other Covenants. Borrowers shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 10.1 hereof) and the breach of such other covenant is not cured to Lender's satisfaction within 15 days after the sooner to occur of Borrowers' receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any officer of any Borrower.

             10.1.5 Default Under Security Documents/Other Agreements. Any event of default shall occur under, or Borrowers shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents or the Other Agreements and such default shall continue beyond any applicable grace period.

             10.1.6 Other Defaults. There shall occur any default with respect to the Subordinated Debt or any default or event of default on the part of any Borrower under any agreement, document or instrument to which such Borrower is a party or by which such Borrower or any of its Property is bound, creating or relating to any Indebtedness (other than the Obligations) which singly, or in the aggregate, is in excess of $1,000,000.

             10.1.7 Uninsured Losses. Any material loss, theft, damage or destruction of any of the Collateral not fully covered (subject to such deductibles as Lender shall have permitted) by insurance.

             10.1.8 Adverse Changes. There shall occur any material adverse change in the financial condition or business prospects of any Borrower.

             10.1.9 Insolvency and Related Proceedings. Any Borrower shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against such Borrower under the Bankruptcy Code (if against such Borrower, the continuation of such proceeding for more than 60 days), or any Borrower shall make any offer of settlement, extension or composition to its unsecured creditors generally.

             10.1.10 Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of any Borrower for a period which significantly affects such Borrower's capacity to continue its business, on a profitable basis; or any Borrower shall suffer the loss or revocation of any license or permit now held or hereafter acquired by such Borrower which is necessary to the continued or lawful operation of its business and which loss or revocation will have a Material Adverse Effect; or any Borrower shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any part of its business affairs which will have a Material Adverse Effect; or any lease or agreement pursuant to which any Borrower leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term and such cancellation or termination will have a Material Adverse Effect; or any material part of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation.

             10.1.11 ERISA. A Reportable Event shall occur which Lender, in its sole discretion, shall determine in good faith constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated in a "distress termination" pursuant to
Section 4041(c) or any such trustee shall be requested or appointed, or if any Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from such Borrower's complete or partial withdrawal from such Plan.

             10.1.12 Challenge to Agreement. Any Borrower or any Subsidiary of any Borrower shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender.

             10.1.13 Criminal Action or Forfeiture. Any Borrower shall be criminally indicted or convicted under any law or engage in any conduct which is reasonably likely to result in a forfeiture of any material Property of any Borrower.

             10.1.14 Judgments. Any money judgment or judgments in excess of $1,000,000 singly, or in the aggregate, which is/are not stayed pending appeal, writ of attachment or similar process is filed against any Borrower.

             10.1.15 Change of Control. There shall occur a Change of Control.

         10.2 Acceleration of the Obligations. Without in any way limiting the right of Lender to demand payment of any portion of the Obligations payable on demand in accordance with Section 3.2 hereof, upon or at any time after the occurrence of an Event of Default, all or any portion of the Obligations shall, at the option of Lender and without presentment, demand, protest or further notice by Lender, become at once due and payable and Borrowers shall forthwith pay to Lender, the full amount of such Obligations, provided, that upon the occurrence of an Event of Default specified in subsection 10.1.9 hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Lender.

         10.3 Other Remedies. Upon and after the occurrence of an Event of Default, Lender shall have and may exercise from time to time the following rights and remedies (to the full extent permitted by applicable law):

             10.3.1 All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

             10.3.2 The right to take immediate possession of the Collateral, and to (i) require Borrowers to assemble the Collateral, at Borrowers' expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of Borrowers, Borrowers agree not to charge Lender for storage thereof).

             10.3.3 The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. Borrowers agree that 7 days written notice to Borrowers of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Lender may designate in said notice. Lender shall have the right to conduct such sales on Borrowers' premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral may be applied, after allowing 2 Business Days for collection, first to the costs, expenses and attorneys' fees incurred by Lender in collecting the Obligations, in enforcing the rights of Lender under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral; second to the interest due upon any of the Obligations; and third, to the principal of the Obligations. If any deficiency shall arise, Borrowers shall remain liable to Lender therefor.

             10.3.4 Lender is hereby granted a license or other right to use, without charge, Borrowers' labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrowers' rights under all licenses and all franchise agreements shall inure to Lender's benefit.

             10.3.5 Lender may, at its option, reduce or modify the Borrowing Base, or any portion thereof or the advance rates or to take additional reserves in the Borrowing Base.

             10.3.6 Lender may, at its option, require Borrowers to deposit with Lender funds equal to the sum of the LC Amount and the face amount of the Special Purpose Credit and, if Borrower fails to promptly make such deposit, Lender may advance such amount as a Revolving Credit Loan (whether or not an Overadvance is created thereby). Any such deposit or advance shall be held by Lender as cash collateral (without interest accruing in favor of Borrowers), to fund future payments on such LC Guaranties and future drawings against such Letters of Credit including the Special Purpose Credit. At such time as all LC Guaranties have been paid or terminated and all Letters of Credit including the

Special Purpose Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or, if all Obligations have been indefeasibly paid in full, returned to Borrowers.

         10.4 Remedies Cumulative; No Waiver. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrowers contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule given to Lender or contained in any other agreement among Lender and Borrowers, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrowers herein contained. The failure or delay of Lender to require strict performance by Borrowers of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrowers to Lender shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrowers contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by Borrowers under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrowers.

SECTION 11. MISCELLANEOUS

         11.1 Power of Attorney. Each Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as such Borrower's true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, without notice to such Borrower and in either such Borrower's or Lender's name, but at the cost and expense of Borrowers:

             11.1.1 At such time or times as Lender or said agent, in its sole discretion, may determine, endorse the applicable Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Lender or under Lender's control.

             11.1.2 At such time or times as Lender or its agent in its sole discretion may determine following the occurrence of an Event of Default and during the continuation thereof: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrowers' rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign the applicable Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to Borrowers and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (vii) endorse the name of the applicable Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations; (viii) endorse the name of the applicable Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use Borrowers' stationery and sign the name of Borrowers to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Lender's determination, to fulfill Borrowers' obligations under this Agreement.

         11.2 Indemnity. Each Borrower jointly and severally hereby agrees to indemnify Lender and hold Lender harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Lender (including attorneys' fees and legal expenses) as the result of any Borrower's failure to observe, perform or discharge any Borrower's duties hereunder or of any claim brought by any creditor of any Borrower. In addition, each Borrower jointly and severally shall defend Lender against and save it harmless from all claims of any Person with respect to the Collateral. Without limiting the generality of the foregoing, these indemnities shall extend to any claims asserted against Lender by any Person under any Environmental Laws or similar laws by reason of any Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances.

Notwithstanding any contrary provision in this Agreement, the obligation of Borrowers under this Section 11.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

         11.3 Modification of Agreement; Sale of Interest. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrowers and Lender. Borrowers may not sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including, without limitation, Borrowers' rights, title, interests, remedies, powers, and duties hereunder or thereunder. Borrowers hereby consent to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder. In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were "Lender" hereunder and Lender shall be relieved of all obligations hereunder upon any such assignments. Each Borrower agrees that it will use its best efforts to assist and cooperate with Lender in any manner reasonably requested by Lender to effect the sale of participations in or assignments of any of the Loan Documents or any portion thereof or interest therein, including, without limitation, assisting in the preparation of appropriate disclosure documents. Each Borrower further agrees that Lender may disclose credit information regarding Borrowers to any potential participant or assignee.

         11.4 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         11.5 Successors and Assigns. This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrowers and Lender.

         11.6 Cumulative Effect; Conflict of Terms. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in Section 3.2 hereof and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

         11.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

         11.8 Notice. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered immediately when delivered against receipt, one Business Day after deposit in the mail, postage prepaid, or with an overnight courier or, in the case of facsimile notice, when sent, addressed as follows:

        If to Lender:     Fleet Capital Corporation
                          200 Glastonbury Boulevard
                          Glastonbury, CT  06033
                          Attention: Northeast Loan Administration
                          Facsimile No.: 860-657-7759

        With a copy to:   Blank Rome Comisky & McCauley LLP
                          One Logan Square
                          Philadelphia, PA  19103
                          Attention: Harvey I. Forman, Esq.
                          Facsimile No.: 215-569-5522

        If to Borrower:   Mothers Work, Inc.
                          465 North Fifth Street
                          Philadelphia, PA 19123
                          Attention: Thomas Frank
                                     Chief Financial Officer
                          Facsimile No.: 215-625-6924

        With a copy to:   Pepper Hamilton LLP
                          Two Logan Square
                          Philadelphia, PA 19103
                          Attention: Elam Hitchner III, Esquire
                          Facsimile No.: 215-981-4750

or to such other address as each party may designate for itself by notice given in accordance with this Section 11.8; provided, however, that any notice, request or demand to or upon Lender pursuant to subsections 2.1.1., 3.1.1 or
4.2.2 hereof shall not be effective until received by Lender.

         11.9 Lender's Consent. Whenever Lender's consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, Lender shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

         11.10 Credit Inquiries. Each Borrower hereby authorizes and permits Lender to respond to usual and customary credit inquiries from third parties concerning such Borrower; provided, however, that Lender shall have no duty or obligation to so respond or continue to respond.

         11.11 Time of Essence. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

         11.12 Entire Agreement. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

         11.13 Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

         11.14 GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN PHILADELPHIA, PENNSYLVANIA. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN PENNSYLVANIA, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF LENDER'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF PENNSYLVANIA. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF ANY BORROWER OR LENDER, EACH BORROWER HEREBY CONSENTS AND AGREES THAT THE COMMON PLEAS COURT OF PHILADELPHIA, PENNSYLVANIA OR, AT LENDER'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF

PENNSYLVANIA, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN SUCH BORROWER AND LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND SUCH BORROWER HEREBY WAIVES ANY OBJECTION WHICH SUCH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH BORROWER'S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

         11.15 WAIVERS BY BORROWER. EACH BORROWER WAIVES (i) THE RIGHT TO TRIAL BY JURY (WHICH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL: (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH SUCH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO IN THIS REGARD; (iii) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED BY THIS AGREEMENT, NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (v) NOTICE OF ACCEPTANCE HEREOF. EACH BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH SUCH BORROWER. EACH BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

        IN WITNESS WHEREOF, this Agreement has been duly executed in Philadelphia, Pennsylvania on the day and year specified at the beginning of this Agreement.

                                                    MOTHERS WORK, INC.

                                                    By: /S/ THOMAS FRANK
                                                        ----------------
                                                    Title: CFO AND VP FINANCE
                                                           ------------------

                                                    CAVE SPRINGS, INC.

                                                    By: /S/ THOMAS FRANK
                                                        ----------------
                                                    Title:  VICE-PRESIDENT
                                                            --------------

Accepted in Philadelphia, PA

FLEET CAPITAL CORPORATION


By: /S/ KIM BUSHEY
    --------------
Title:  VICE-PRESIDENT
        --------------

                                   APPENDIX A

                               GENERAL DEFINITIONS

        When used in the Loan and Security Agreement dated as of April __, 1998, by and among Fleet Capital Corporation and Mothers Work, Inc. and Cave Springs, Inc. the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

             Account Debtor - any Person who is or may become obligated under or on account of an Account.

             Accounts - collectively, all accounts and accounts receivable, contract rights arising from any Borrower's agreements with credit card issuers, whether now owned or hereafter created or acquired by a Borrower or in which a Borrower now has or hereafter acquired any interest.

             Adjusted LIBOR Rate - For any LIBOR Interest Period, as applied to a LIBOR Rate Loan, the rate per annum (rounded upwards, if necessary to the next 1/16 of 1%) determined pursuant to the following formula:

             Adjusted Libor Rate =                  Libor Rate
                                          ---------------------------
                                          (1.00 - Reserve Percentage)

        For purposes hereof, "Libor Rate" shall mean the arithmetic average of the rates of interest per annum (rounded upwards, if necessary to the next 1/16 of 1%) at which Bank is offered deposits of United States Dollars in the interbank eurodollar loan market on or about 2:00 P.M. New York time two (2) Business Days prior to the commencement of such LIBOR Interest Period on amounts substantially equal to the LIBOR Rate Loan as to which Borrower may elect the Adjusted LIBOR Rate to be applicable with a maturity of comparable duration to the LIBOR Interest Period selected by Borrowers for such LIBOR Rate Loan.

             Adjusted Net Earnings From Operations - with respect to any fiscal period, means the net earnings (or loss) after provision for income taxes for such fiscal period of Borrowers, as reflected on the Consolidated financial statement of Borrowers supplied to Lender pursuant to subsection 8.1.3 of the Agreement, but excluding:

                  (i) any gain or loss arising from the sale of capital assets;

                  (ii) any gain arising from any write-up of assets;

                  (iii) earnings of any Subsidiary of any Borrower accrued prior to the date it became a Subsidiary;

                  (iv) earnings of any corporation, substantially all the assets of which have been acquired in any manner by a Borrower, realized by such corporation prior to the date of such acquisition;

                  (v) net earnings of any business entity (other than a
             Subsidiary of a Borrower) in which a Borrower has an ownership interest unless such net earnings shall have actually been received by that Borrower in the form of cash distributions;

                  (vi) any portion of the net earnings of any Subsidiary of a
             Borrower which for any reason is unavailable for payment of dividends to that Borrower;

                  (vii) the earnings of any Person to which any assets of a
             Borrower shall have been sold, transferred of disposed of, or into which a Borrower shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction;

                  (viii) any gain arising from the acquisition of any Securities of a Borrower; and

                  (ix) any gain or loss arising from extraordinary or
             non-recurring items.

             Affiliate - a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of a Person; or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person.

             Agreement - the Loan and Security Agreement referred to in the first sentence of this Appendix A, all Exhibits thereto and this Appendix A as each of the same may be amended, modified, renewed, extended, replaced, restated or substituted from time to time.

             Aggregate Adjusted Availability - at the time of determination, an amount equal to the then applicable Borrowing Base A less the sum of (i) the amount of Revolving Credit Loans plus the LC Amount as of such time of determination (including Loans requested to be made on such date) plus (ii) all sums then due and owing to trade creditors which remain outstanding beyond normal trade terms or other normal business practice of Borrowers, plus (iii) for the purposes of such determination on the Closing Date, closing payments and expenses.

             Authorized Officer - any officer of any Borrower authorized by resolution of the Board of Directors of such Borrower to execute documents, instruments, certificates and agreements on behalf of such Borrower in favor of Lender and who is identified on the incumbency certificate referenced in Section 9.1(B) herein.

             Availability - the amount of money which Borrowers are entitled to borrow from time to time as Revolving Credit Loans, such amount being the difference derived when the sum of the principal amount of Revolving Credit Loans then outstanding (including any amounts which Lender may have paid for the account of any Borrower pursuant to any of the Loan Documents and which have not been reimbursed by Borrowers) any established reserves and the LC Amount is subtracted from the Borrowing Base. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is 0.

             Back to Back Credit - as defined in Section 1.3 of the Agreement.

             Bank - Fleet National Bank, or such other bank as Lender may hereafter designate.

             Base Rate - the rate of interest announced or quoted by Bank from time to time as its base rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if such base rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

             Borrowing Base - as any date of determination thereof, an amount equal to the lesser of Borrowing Base A or Borrowing Base B.

             Borrowing Base A - as at any date of determination thereof, an amount equal to the lesser of:

                  (i) an amount equal to (a) $44,000,000 minus (b) the LC
             Amount; or

                  (ii) an amount equal to:

                       (a) 85% of the net amount of Eligible Accounts
                  outstanding at such date;

                                      PLUS

                       (b) an amount equal to the sum of (1) 50% of the value of
                  Borrowers' raw material Eligible Inventory (including Inventory in transit under Letters of Credit or LC Guarantys) plus (2) the lesser of (X) $2,500,000 or (y) 50% of the value of work-in-process Eligible Inventory plus (3) 70% of the value of finished goods Eligible Inventory (including Inventory in transit under Letters of Credit or LC Guarantys) all at such date and all calculated on the basis of the lower of cost (on a FIFO basis) or market;

                                      MINUS

                       (c) such reserves as Lender may establish under Section
                  1.1 of the Agreement; and

                                      MINUS

                       (d) the LC Amount.

             For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts, credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time, provided that in no event shall any Eligible Account have a value less than $0.

             Borrowing Base B - as at any date of determination thereof, an amount equal to the greatest of:

                  (i) $15,000,000; and

                  (ii) an amount equal to the sum of

                       (a) 45% of Inventory;

                                      PLUS

                       (b) 40% of Accounts in each case net of reserves and as
                  shown on Borrowers' consolidated balance sheet most recently filed on Form 10-Q or Form 10-K by Borrowers with the

                  Securities and Exchange Commission; provided that the amount available under Borrowing Base B as calculated under the above formula shall be reduced by any amount of Indebtedness (as defined in the Indenture) permanently repaid as provided under
                  Section 4.11 of the Indenture;

                                      PLUS

                       (c) the amount of Indebtedness Borrowers are permitted to
                  incur pursuant to Section 4.03(vii) of the Indenture which is available to be used for borrowings from Lender hereunder; and

                  (iii) the amount of Indebtedness Borrowers are permitted to incur pursuant to Section 4.03(i) of the Indenture, as such Section may be amended in writing from time to time so long as such amendment has been received by Lender.


                  Borrowing Base Certificate - the certificate signed by the chief executive officer, chief financial officer, controller or accounting manager of Borrowers showing the status of Borrowers' Inventory, Accounts outstanding Revolving Credit Loans, LC Amount and other information in the form of Exhibit A-1 to the Agreement.

                  Business Day - any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the Commonwealth of Pennsylvania or is a day on which banking institutions located in such state are closed.

                  Capital Expenditures - cash expenditures made for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations excluding expenditures for the replacement of any assets leased under a Capitalized Lease Obligation in connection with a casualty or loss thereof.

                  Cash Flow - for any period, means Borrower's (i) Adjusted Net Earnings from Operations for such period plus (ii) depreciation and amortization expenses for such period plus (iii) deferred taxes for such period, plus (iv) non-financed Capital Expenditures, less (v) principal payments on account of current maturities of long-term Indebtedness, less (vi) principal payments on Capitalized Lease Obligations, less (vii) Distributions and less (viii) an amount equal to the difference (if a positive number) between (a) all loans and advances to Affiliates during such period and (b) all repayments of loans and advances made to Borrowers by Affiliates in such period, all as determined in accordance with GAAP.

                  Capitalized Lease Obligation - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                  Change of Control - any transaction or event under which directly or indirectly, Dan W. Matthias and Rebecca C. Matthias own (in the aggregate) less than two-thirds of the Voting Stock of Parent that they owned as of the Closing Date.

                  Closing Date - the date on which all of the conditions precedent in Section 9 of the Agreement are satisfied and the initial Loan is made or issued under the Agreement.

                  Code - the Uniform Commercial Code as adopted and in force in the Commonwealth of Pennsylvania and as from time to time in effect.

                  Collateral - all of the Property and interests in Property described in Section 5 of the Agreement, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

                  Compliance Certificate - See Section 8.1.3 hereof.

                  Credit Facility - the Revolving Credit Facility and Special Purpose Credit.

                  Default - an event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

                  Default Rate - as defined in subsection 2.1.2 of the Agreement.

                  Distribution - in respect of any corporation means and includes: (i) the payment of any dividends or other distributions on capital stock of the corporation (except distributions in such stock) and (ii) the redemption or acquisition of Securities unless made contemporaneously from the net proceeds of the sale of Securities.

                  Dominion Account - a special account of Lender established by Borrowers pursuant to the Agreement at banks selected by Borrowers, but acceptable to Lender in its reasonable discretion, and over which, subject to the conditions set forth in Section 6.2.6, Lender shall have sole and exclusive access and control for withdrawal purposes.

                  Eligible Account - an Account constituting a retail credit card account owing to a Borrower from a credit card issuer or an Account owing to a Borrower arising from a leased department at a department store, each of which arose in the ordinary course of a Borrower's business from the sale of goods or rendition of services. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if:

                           (i) it arises out of a sale made by a Borrower to a
                  Subsidiary or an Affiliate of a Borrower or to a Person controlled by an Affiliate of a Borrower; or

                           (ii) it is due or unpaid more than (A) 5 days after
                  the sale date with respect to retail credit card accounts or
                  (B) more than 30 days from the date such account is owing under the applicable agreement with respect to leased departments at department stores; or

                           (iii) 50% or more of the Accounts from the Account
                  Debtor are not deemed Eligible Accounts hereunder; or

                           (iv) the total unpaid Accounts of the Account Debtor
                  exceed 20% of the net amount of all Eligible Accounts, to the extent of such excess; or

                           (v) any covenant, representation or warranty
                  contained in the Agreement with respect to such Account has been breached; or

                           (vi) the Account Debtor is also a Borrower's creditor
                  or supplier, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to any Borrower or the Account otherwise is or may become subject to any right of setoff by the Account Debtor; or

                           (vii) the Account Debtor has commenced a voluntary
                  case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

                           (viii) it arises from a sale to an Account Debtor
                  outside the United States, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Lender in its sole discretion; or

                           (ix) it arises from a sale to the Account Debtor on a
                  bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; or

                           (x) the Account Debtor is the United States of
                  America or any department, agency or instrumentality thereof, unless such Borrower assigns its right to payment of such Account to Lender, in a manner satisfactory to Lender, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. ss.203 et seq., as amended); or

                           (xi) the Account is not at all times subject to
                  Lender's duly perfected, first priority security interest and no other Lien other than a Permitted Lien; or

                           (xii) the goods giving rise to such Account have not
                  been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by a Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or

                           (xiii) the Account is evidenced by Chattel Paper or
                  an Instrument of any kind, or has been reduced to judgment; or

                           (xiv) such Borrower has made any agreement with the
                  Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; or

                           (xv) such Borrower has made an agreement with the
                  Account Debtor to extend the time of payment thereof; or

                           (xvi) the Account is otherwise deemed unacceptable by
                  Lender in its reasonable discretion.

                  Eligible Inventory - all Inventory of Borrowers, unless it constitutes one of the following (the determination thereof to be in Lender's reasonable discretion):

                                    (i) it is slow-moving, obsolete, defective,
                  or not deemed saleable in accordance with Borrowers' standard practices; or

                                    (ii) it does not meet all material standards
                  imposed by any governmental agency or authority for Inventory of its type; or

                                    (iii) it does not conform, in all material
                  respects, to the warranties and representations applicable thereto set forth in the Agreement; or

                                    (iv) it is not at all times subject to
                  Lender's duly perfected, first priority security interest and no other Lien except a Permitted Lien; or

                                    (v) it is not situated at a location in the
                  United States listed on Exhibit 6.1.1 (as it may be amended, supplemented or replaced from time to time in writing); or

                                    (vi) it is in transit (except in transit
                  from any of Borrowers' warehouses to its retail stores or between its retail stores or is under a Letter of Credit or LC Guaranty); or

                                    (vii) is otherwise deemed unacceptable by
                  Lender in its reasonable discretion.

                  Environmental Laws - all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to environmental matters.

                  Equipment - collectively, all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description used in a Borrower's operations or owned by a Borrower or in which a Borrower has an interest, whether now owned or hereafter acquired by such Borrower and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

                  ERISA - the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

                  Event of Default - as defined in Section 10.1 of the Agreement.

                  Floating Rate - a rate of interest equal to either (i) the Base Rate plus 25 basis points or (ii) provided no Event of Default has occurred and upon Borrowers' first attaining EBITDA of $30,000,000 on a trailing 12 month period, the Base Rate. The rate reduction shall become effective on the first day of the first calendar month after financial statements demonstrating compliance with such conditions are delivered to Lender.

                  Floating Rate Loans - collectively, all Loans bearing interest at the Floating Rate.

                  GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

                  General Intangibles - collectively, all personal property of Borrowers (including without limitation choses in action, patents, trademarks and copyrights and applications therefor, tax and other types of refunds, deposits, licenses, contract rights, and computer disks, data and software) other than goods, Accounts, Chattel Paper, Documents, Instruments, Investment Property and money, whether now owned or hereafter created or acquired by Borrowers, provided, however, that General Intangibles shall not include the interests of any Borrower under any equipment lease or real estate lease to the extent that the granting of a security interest in such lease hereunder would cause a default under the terms of that particular lease.

                  Indebtedness - as applied to a Person means, without duplication

                                    (i) all items, which in accordance with GAAP
                  would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations,

                                    (ii) all obligations of other Persons which
                  such Person has guaranteed,

                                    (iii) all reimbursement obligations in
                  connection with letters of credit or letter of credit guaranties issued for the account of such Person, and

                                    (iv) in the case of Borrowers (without
                  duplication), the Obligations.

                  Indenture - that certain Indenture dated as of August 1, 1995 among Mothers Work, Inc., as Issuer, Cave Springs, Inc., The Page Boy Company, Inc., Mothers Work (R.E.), Inc. and Motherhood Maternity Shops, Inc., as Guarantors and Society National Bank, as Trustee.

                  Inventory - collectively, all Inventory of Borrowers, whether now owned or hereafter acquired including, without limitation, all goods intended for sale or lease by Borrowers, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Borrowers' business; and all Documents evidencing and General Intangibles relating to any of the foregoing, whether now owned or hereafter acquired by Borrowers.

                  IRB - shall mean the Variable/Fixed Rate Federally Taxable Economic Development bonds, Series of 1995, in the original aggregate amount of $4,000,000 issued pursuant to a Trust Indenture dated as of September 1, 1995 by and between Mothers Work, Inc. and Chase Manhattan Bank (successor to Society National Bank), as trustee.

                  Investment Property - has the meaning ascribed thereto in the Code.

                  LC Amount - at any time, the aggregate undrawn face amount of all Letters of Credit and LC Guaranties then outstanding plus the aggregate amount of all unreimbursed draws on all Letters of Credit and LC Guaranties, in each case excluding the Special Purpose Credit.

                  LC Cap - $14,000,000.

                  LC Guaranty - any guaranty pursuant to which Lender or any Affiliate of Lender shall guaranty the payment or performance by a Borrower of its reimbursement obligation to anyone other than Lender under any letter of credit.

                  Letter of Credit - any stand-by letter of credit, issued by Lender or any of Lender's Affiliates for the account of a Borrower to support non-borrowed obligations of such Borrower incurred in the ordinary course of business or any merchandise letter of credit and/or "steamship indemnity", issued by Lender or any of Lender's Affiliates for the account of a Borrower to support such Borrower's purchase of Inventory.

                  LIBOR Interest Period - a period of one, two, three or six months duration during which the LIBOR Based Rate is applicable.

                  LIBOR Based Rate - a rate of interest equal to the Adjusted LIBOR Rate plus either (i) 225 basis points or (ii) provided no Event of Default has occurred and upon Borrowers' first attaining EBITDA of $30,000,000 on a trailing 12 month period, 200 basis points. The rate reduction shall become effective on the first day of the first calendar month after financial statements demonstrating compliance with such conditions are delivered to Lender.

                  LIBOR Rate Loans - collectively, all Loans bearing interest at the LIBOR Based Rate.

                  Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract and including, without limitation, the security interest, security title or lien arising from a security agreement, mortgage, deed of trust, deed to secure debt, encumbrance, pledge, conditional sale or trust receipt, or a lease, consignment or bailment for security purposes. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, Borrowers shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

                  Loan Account - the loan account established on the books of Lender pursuant to Section 3.6 of the Agreement.

                  Loan Documents - the Agreement, the Other Agreements and the Security Documents as each of the same may be amended, modified, renewed, extended, replaced, restated or substituted from time to time.

                  Loans - all loans and advances of any kind made by Lender pursuant to the Agreement.

                  London Business Day - any Business Day on which banks in London, England are open for business.

                  Material Adverse Effect - a material and adverse effect on the
         (a) financial condition, business, prospects or Property of Borrowers, taken as a whole, (b) the ability of any Borrower to pay or perform its obligations and undertakings hereunder, or (c) the validity or enforceability of the Obligations or Lender's Liens in the Collateral or the priority thereof.

                  Maturity Date - the last day of the Original Term or, if any Renewal Term is in effect, then the last day of such Renewal Term.

                  Maximum Revolving Credit Amount - $44,000,000.

                  Money Borrowed - means (i) Indebtedness arising from the lending of money by any Person to any Borrower; (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to any Borrower, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Indebtedness of any Borrower under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by such Borrower.

                  Mortgage - that certain mortgage as described in Section 5.3 of the Agreement, as the same may be amended, modified, renewed, extended, replaced, restated or substituted from time to time, to be executed by Parent and PIDC Financing Corporation in favor of Lender, to be in form and substance acceptable to Lender, and by which Parent shall grant and convey to Lender, a Lien upon the Real Property.

                  Multiemployer Plan - has the meaning set forth in Section 4001(a)(3) of ERISA.

                  Note - the Revolving Credit Note.

                  Obligations - all Loans and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from any Borrower to Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under the Agreement or any of the other Loan Documents or otherwise whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired (including, without limitation, reimbursement obligations in respect of Letters of Credit, LC Guaranties and the Special Purpose Credit). The term includes without limitation, all interest, charges, fees, expenses, attorneys' fees, and any other sums chargeable to Borrower, under any of the Loan Documents.

                  Original Term - as defined in Section 4.1 of the Agreement.

                  Other Agreements - any and all agreements and instruments (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by any Borrower, any guarantor, or any other third party and delivered to Lender in respect of the transactions contemplated by the Agreement, as each of the same may be amended, modified, renewed, extended, replaced, restated or substituted from time to time.

                  Overadvance - the amount, if any, by which the outstanding principal amount of Revolving Credit Loans exceeds the Borrowing Base.

                  Participating Lender - each Person who shall be granted the right by Lender to participate in any of the Loans described in the Agreement and who shall have entered into a participation agreement in form and substance satisfactory to Lender.

                  Permitted Liens - any Lien of a kind specified in subsection
         8.2.5 of the Agreement.

                  Permitted Purchase Money Indebtedness - Purchase Money Indebtedness of Borrowers incurred after the date hereof which is secured by a Purchase Money Lien.

                  Person - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

                  Plan - an employee benefit plan now or hereafter maintained for employees of Borrower that is covered by Title IV of ERISA.

                  Projections - Borrowers' forecasted Consolidated and Consolidating (a) balance sheets, (b) profit and loss statements, and
         (c) cash flow statements, all prepared on a consistent basis with Borrowers' historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

                  Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  Purchase Money Indebtedness - means and includes (i) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness (other than the Obligations) incurred at the time of or within 10 days prior to or after the acquisition of any fixed assets for the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

                  Purchase Money Lien - a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets, the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

                  Real Property - the real estate (with buildings, improvements, rents and profits) described on Exhibit A-2 to this Agreement.

                  Regulation D - Regulation D of the Board of Governors of the Federal Reserve System, comprising Part 204 of Title 12, Code of Federal Regulations, as amended, and any successor thereto.

                  Rentals - as defined in subsection 8.2.13 of the Agreement.

                  Renewal Terms - as defined in Section 4.1 of the Agreement.

                  Replacement Letter of Credit - as defined in Section 1.3 of the Agreement.

                  Reportable Event - any of the events set forth in Section 4043(b) of ERISA.

                  Reserve - for any day, that reserve (expressed as a decimal) which is in effect (whether or not actually incurred) with respect to Bank on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor or any other banking authority to which Bank is subject including any board or governmental or administrative agency of the United States or any other jurisdiction to which Bank is subject), for determining the maximum reserve requirement (including without limitation any basic, supplemental, marginal or emergency reserves) for Eurocurrency liabilities as defined in Regulation D.

                  Reserve Percentage - for Bank on any day, that percentage (expressed as a decimal) which is in effect on such day, prescribed by the Board of Governors of the Federal Reserve System (or any successor or any other banking authority to which Lender is subject, including any board or governmental or administrative agency of the United States or any other jurisdiction to which Bank is subject) for determining the maximum reserve requirement (including without limitation any basic, supplemental, marginal or emergency reserves) for (i) deposits of United States Dollars or (ii) Eurocurrency liabilities as defined in Regulation D, in each case used to fund a LIBOR Rate Loan subject to an Adjusted LIBOR Rate. The Adjusted LIBOR Rate shall be adjusted automatically on and as of the effective day of any change in the Reserve Percentage.

                  Restricted Investment - any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following:

                                    (i) investments in one or more Subsidiaries
                  of Borrowers to the extent existing on the Closing Date;

                                    (ii) Property to be used in the ordinary
                  course of business;

                                    (iii) Current assets arising from the sale
                  of goods and services in the ordinary course of business of Borrower;

                                    (iv) investments in direct obligations of
                  the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

                                    (v) investments in certificates of deposit
                  maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000;

                                    (vi) investments in commercial paper given
                  the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof; and

                                    (vii) mutual funds that invest in any of the
                  foregoing.

                  Revolving Credit Loan - a Loan made by Lender as provided in
         Section 1.1 of the Agreement.

                  Revolving Credit Facility - the credit facility established by for the making of Revolving Credit Loans pursuant to Section 1.1.1 hereof.

                  Revolving Credit Note - the secured promissory note to be executed by Borrower on the Closing Date in favor of Lender to evidence Borrowers' joint an several obligation to repay the Revolving Credit Loans, which shall be in the form of Exhibit A-3 to the Agreement.

                  Schedule of Accounts - as defined in subsection 6.2.1 of the Agreement.

                  Security - shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

                  Security Documents - the Mortgage, and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations, as each of the same may be amended, modified, renewed, extended, replaced, restated or substituted from time to time.

                  Solvent - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and
         (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

                  Special Purpose Credit - Either the Back to Back Credit or the Replacement Letter of Credit, whichever may be outstanding from time to time.

                  Subordinated Debt - Unsecured indebtedness of Borrowers that is subordinated to the Obligations in a manner, under terms and subject to a written agreement satisfactory to Lender.

                  Subsidiary - any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

                  Total Credit Facility - $48,000,000.

                  Voting Stock - Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

                  Other Terms. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

                  Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof.

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                                LIST OF EXHIBITS


Exhibit A-1       Borrowing Base Certificate
Exhibit A-2       Real Property
Exhibit A-3       Revolving Credit Note
Exhibit 3.1.1     Authorized Representatives of Borrower
Exhibit 6.1.1     Borrower's and each Subsidiary's Business
Exhibit 7.1.1     Jurisdictions in which Borrower and each Subsidiary is
                    Authorized to do Business
Exhibit 7.1.4     Capital Structure of Borrower
Exhibit 7.1.5     Corporate Names
Exhibit 7.1.13    Existing Sureties
Exhibit 7.1.14    Tax Identification Numbers of Subsidiaries
Exhibit 7.1.16    Patents, Trademarks, Copyrights and Licenses
Exhibit 7.1.18    Compliance with Laws
Exhibit 7.1.19    Contracts Restricting Borrower's Right to Incur Debts
Exhibit 7.1.20    Litigation
Exhibit 7.1.22    Pension Plans
Exhibit 7.1.24    Labor Contracts
Exhibit 8.1.3     Compliance Certificate
Exhibit 8.2.3     Existing Indebtedness
Exhibit 8.2.5     Permitted Liens